Press Release May 18, 2018 FOR IMMEDIATE RELEASE CTS CORPORATION ANNOUNCES RETIREMENT OF DIRECTOR WALTER CATLOW Lisle, Ill. - CTS Corporation (NYSE: CTS) announced the retirement of Walter Catlow yesterday at its Annual Shareholders Meeting. Kieran O’Sullivan, Chairman and CEO, and Bob Profusek, CTS’ Lead Independent Director, expressed their sincere gratitude to Mr. Catlow for his many years of outstanding service. Mr. Catlow served on the Board as a director over his nearly 19-year tenure, and at times as a member of the Audit Committee, Compensation Committee and of the Technology and Transactions Committee. Mr. O’Sullivan stated “on behalf of the entire Company and our Board, I wish Walt a happy and healthy retirement.” About CTS CTS (NYSE: CTS) is a leading designer and manufacturer of products that Sense, Connect, and Move. The company manufactures sensors, actuators, and electronic components in North America, Europe, and Asia, and provides engineered products to customers in the aerospace/defense, industrial, medical, telecommunications/IT, and transportation markets. For more information, visit www.ctscorp.com. Contact Ashish Agrawal Vice President and Chief Financial Officer CTS Corporation 4925 Indiana Avenue Lisle, IL 60532 USA Telephone: +1 (630) 577-8800 Email: ashish.agrawal@ctscorp.com